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                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


[X] Filed by registrant

[ ] Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12

                               CLARUS CORPORATION
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                (Name of Registrant as Specified in its Charter)

                        ---------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:

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         2) Form, schedule or registration statement No.:

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         3) Filing party:

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         4) Date filed:

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                               CLARUS CORPORATION
                               One Pickwick Plaza
                          Greenwich, Connecticut 06830

                                  July 1, 2003


Dear Fellow Clarus Stockholder:

         This year's annual meeting is a very important one and we need your participation and support to approve a matter that we believe can affect the value of your investment.

         In addition to the routine voting for the election of members to serve on our Board of Directors and the ratification of the appointment of KPMG LLP as the Company's independent auditors, we are asking you to consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation. The amendment would generally restrict acquisitions by 5% stockholders of our securities in order to help assure the preservation of our tax net operating loss carryforwards (the "NOLs").

         It is estimated that the Company's current NOLs will enable the Company to offset its future taxable income by approximately $57.6 million as of December 31, 2002, or approximately $3.50 per share of our common stock. Because the Internal Revenue Code of 1986, as amended provides that the benefit of a corporation's NOLs can be reduced or eliminated if a corporation undergoes an ownership change of more than 50 percent, the Company has proposed to amend its Amended and Restated Certificate of Incorporation to prohibit certain acquisitions of shares of our common stock that could result in the reduction or elimination of the Company's NOLs. ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS INTENDED TO HELP ENSURE THE PROTECTION OF THIS VALUABLE ASSET FOR THE BENEFIT OF ALL OF THE COMPANY'S STOCKHOLDERS.

         THE ADOPTION OF THIS PROPOSAL FACES A HIGH APPROVAL THRESHOLD OF 50 PERCENT OF ALL OUTSTANDING SHARES RATHER THAN A PLURALITY OR MAJORITY OF SHARES VOTING. YOUR VOTE IS, THEREFORE, IMPORTANT. REGARDLESS OF THE NUMBER OF SHARES YOU OWN WE URGE YOU TO TAKE THE TIME NOW TO VOTE THE ENCLOSED PROXY.

         PLEASE REFER TO THE PROXY STATEMENT PREVIOUSLY SENT TO YOU FOR A COMPLETE DESCRIPTION OF THE PROPOSED AMENDMENT.

         For your convenience we have enclosed a duplicate proxy card. WE URGE YOU TO ACT PROMPTLY.

         If you have any questions or need assistance in voting, simply call MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

         Thank you for your support.

                                 Sincerely,

    Warren B. Kanders                                   Nigel P. Ekern
    Executive Chairman                           Chief Administrative Officer



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This letter contains certain forward-looking statements related to our future results, including regarding our redeployment strategy. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this letter, the words "intend," "believe" and "expect" and similar expressions are intended to identify forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this letter, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans.